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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                     FORM 10-KSB

                                       EXHIBITS
                                          TO
                                Kalan Gold Corporation

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                                         10B

           Agreement between the Company and Asean Gold Industries, Inc.

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                                      AGREEMENT


      THIS AGREEMENT is entered into as of the date below by and between ASIAN GOLD INDUSTRIES, INC., a Nevada corporation ("Asian Gold"), and KALAN GOLD CORPORATION, a Colorado corporation ("Kalan"), regarding the proposed arrangement described below.

      WHEREAS, Asian Gold has an exclusive right and authority from the Province of Lanao Del Norte, Mindanao, the Philippines, to build, construct, and operate gold milling, smelting, and refining facilities in the Province of Lanao Del Norte, Mindanao, the Philippines for a defined period of time, subject to the laws of the Philippines and the regulations of the Government of the Philippines and its agencies; and

      WHEREAS, the parties wish to enter into an arrangement whereby Kalan will perform or oversee the performance of certain activities on behalf of Asian Gold; and

      WHEREAS, Mr. Sanford Altberger, who is affiliated with the Kalan, is also an affiliate of Asian Gold, which arrangement both parties hereto acknowledge and approve; and

      WHEREAS, Asian Gold believes that there are certain benefits to be derived from employing the services of Kalan; and

      WHEREAS, the parties wish to reduce the nature and scope of their relationship to the terms of this Agreement and to be bound by the terms thereby.

      NOW THEREFORE, in consideration of the mutual promises and agreements between the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
      (1) Kalan shall perform certain defined services for Asian Gold. These services include:

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            (a)  Consulting advice on the continuing development of Asian
Gold's business plan;

            (b) Technical advice regarding the building, constructing, and operation of the said gold milling, smelting, and refining facilities;

            (c) Technical advice regarding the creation of a plan for the conversion of such gold as may be produced by Asian Gold into gold jewelry and the retail sale thereof; and

            (d) Consultation in the identification and selection of key management for Asian Gold's gold milling, smelting, and refining facilities and retail gold sales facilities; and

            (e) The actual day-to-day management of all gold milling, smelting, and refining facilities under this Agreement.

      (2) Asian Gold shall pay to Kalan, as compensation for services to be performed by Kalan on behalf of Asian Gold, a total of fifteen percent (15%) of all gross revenues of Asian Gold from all gold milling, smelting, and refining facilities under this Agreement during the period in which Asian Gold owns such rights. Asian Gold shall also reimburse Kalan for all out-of-pocket expenses incurred by Kalan on behalf of Asian Gold regarding production costs, supplies, staff. All payments will be hereunder shall be made on a monthly basis. Kalan shall have the right, at its own expense, at any time, upon reasonable request, to audit the books and records of Asian Gold to determine compliance with the terms of this Agreement.

      (3) At any time, and from time to time, after the date of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or otherwise to carry out the intent and purposes of this Agreement.

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      (4)   Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

      (5) Neither party has employed any brokers or finders with regard to this Agreement unless otherwise described in writing to all parties hereto.

      (6) All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of any party hereto.

      (7) This Agreement may be executed simultaneously or in two or more counterparts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (8) This Agreement was negotiated and is being contracted for in the State of Nevada, and shall be governed by the laws of the State of Nevada.

      (9) This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

      (10) This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind of condition or inducements to the execution hereof.

      (11) If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

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      (12)  In the event that any dispute where to arise in connection with this Agreement, all parties agree, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the American Arbitration Association at a place to be designated by mutual agreement of the parties, or failing agreement, at a place to be designated by the American Arbitration Association.

      IN WITNESS WHEREOF, the parties have executed this Agreement the   9th
day of   February  , 1998.


                                   KALAN GOLD CORPORATION



                                   By:  ///Signed///
                                      -----------------
                              Authorized Officer



                                   ASIAN GOLD INDUSTRIES, INC.



                                   By:  ///Signed///
                                      -----------------
                                   Authorized Officer